UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2015

_______________________________________________________________

GOLD UNION INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54761	42-1772663
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18th Floor, Canadia Tower

#315, Monivong Boulevard, Corner Ang Duong Street

12202 Phnom Penh, Cambodia

(Address of principal executive offices) (Zip Code)

+855 23 962 300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 17, 2015, Supachai Sae-Chua, the director, Chief Executive Officer, Chief Financial Officer and Secretary of Gold Union Inc. (the “Company”), resigned from his positions as Chief Executive Officer, Chief Financial Officer and Secretary of the Company. On November 18, 2015, Mr. Sae-Chua resigned from his position as a director of the Company. Mr. Sae-Chua’s decision to leave the Board and his executive officer positions with the Company is due to personal reasons and not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Vincent Kim, our director, was appointed to serve as the Chief Executive Officer, Chief Financial Officer and Secretary of the Company, effective November 17, 2015. As a result of Mr. Sae-Chua’s resignation, the Company’s board decreased from two directors to one.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD UNION INC.
Dated: November 18, 2015

	By:	/s/ Vincent Kim
Vincent Kim
Chief Executive Officer, Chief Financial Officer and Secretary

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